EX‑35.2

(logo) LNR

Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.        A review of the activities performed by the Special Servicer during the period commencing on January 1, 2014 and ending on December 31, 2014 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.        To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By:          /s/ Job Warshaw

                Job Warshaw

                President

Dated: February 23, 2015

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

GSMS 2013-GC10

GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-

GC10

Dominion Bond Rating Service Limited

101 N. Wacker, Suite 100

Attn: Commercial Mortgage Surveillance

Chicago IL 60606

General Contact

Fitch Rating

One State Street Plaza, 31st Floor

Attention: Commercial Mortgaged-Backed Securities Surveillance

New York NY 10004

General Contact

GS Mortgage Securities Corporation II

200 West Street

New York NY 10282

Leah Nivison

Standard & Poor’s Rating Services

Attention: Commercial Mortgage Surveillance

Standard & Poor’s

55 Water Street

New York NY 100041

General Contact

TriMont Real Estate Advisors, Inc.,

3424 Peachtree Street

NE, Suite 2200

Atlanta GA 30308

J. Gregory Winchester

TriMont Real Estate Advisors, Inc.,

McKenna Long & Albridge LLP

303 Peachtree Street

Suite 5300

Atlanta GA 30308

Patrick M McGeeham

U.S. Bank, National Association

190 S. LaSalle Street, 7th Floor

Mail Station: MK-IL-SL7C

Chicago IL 60603

Kirill Y. Titomir